Exhibit 99.1

World Fuel Services Corporation to Host Fourth Quarter and Year-End 2007 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s fourth quarter and year-end results, which it plans to release on Thursday, February 28, 2008, after the close of the market.

WHEN:	Thursday, February 28, 2008, at 5:00 PM EST

DIAL-IN NUMBER:	(888) 354-3257 (within the US and Canada) / (706) 643-3925 (International); use conference ID # 35907367

REPLAY NUMBER:	(800) 642-1687 (within the US and Canada) / (706) 645-9291 (International); use conference ID # 35907367. The replay will be available shortly after the live call, and will be available for seven days, through March 6, 2008.

WEBCAST:	The live webcast may be accessed by visiting the Company's web site at www.wfscorp.com and clicking on the webcast icon.

Web participants are encouraged to visit the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call, and will remain available until March 31, 2008.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 43 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, Executive Vice President & Chief Financial
Officer, 305-428-8000
or
Francis X. Shea, Executive Vice President & Chief Risk
and Administrative Officer, 305-428-8000